CAMDEN PROPERTY TRUST ANNOUNCES FIRST QUARTER 2023 OPERATING RESULTS

Houston, Texas (April 27, 2023) - Camden Property Trust (NYSE:CPT) (the "Company") announced today operating results for the three months ended March 31, 2023. Net Income Attributable to Common Shareholders (“EPS”), Funds from Operations (“FFO”), Core Funds from Operations ("Core FFO"), and Core Adjusted Funds from Operations (“Core AFFO”) for the three months ended March 31, 2023 are detailed below. A reconciliation of EPS to FFO, Core FFO, and Core AFFO is included in the financial tables accompanying this press release.

	Three Months Ended
	March 31,
Per Diluted Share	2023	2022
EPS	$0.39	$0.76
FFO	$1.66	$1.50
Core FFO	$1.66	$1.48
Core AFFO	$1.50	$1.35

	Quarterly Growth	Sequential Growth
Same Property Results	1Q23 vs. 1Q22	1Q23 vs. 4Q22
Revenues	8.0%	0.6%
Expenses	7.8%	6.8%
Net Operating Income ("NOI")	8.1%	(2.5)%

Same Property Results	1Q23	1Q22	4Q22
Occupancy	95.3%	97.0%	95.8%

For 2023, the Company defines same property communities as communities wholly-owned and stabilized since January 1, 2022, excluding communities under redevelopment and properties held for sale. A reconciliation of net income to NOI and same property NOI is included in the financial tables accompanying this press release.

Operating Statistics - Same Property Portfolio

New Lease and Renewal Data - Date Signed (1)	April 2023*	April 2022	1Q23	1Q22
Signed New Lease Rates	2.7%	14.8%	1.8%	15.5%
Signed Renewal Rates	5.9%	14.1%	6.7%	13.0%
Signed Blended Lease Rates	4.2%	14.5%	4.0%	14.2%
New Lease and Renewal Data - Date Effective (2)	April 2023*	April 2022	1Q23	1Q22
Effective New Lease Rates	1.6%	14.5%	1.7%	15.7%
Effective Renewal Rates	7.1%	13.0%	7.6%	13.9%
Effective Blended Lease Rates	3.9%	13.8%	4.5%	14.8%
*Data as of April 26, 2023
(1) Average change in same property new lease and renewal rates vs. expiring lease rates when signed.
(2) Average change in same property new lease and renewal rates vs. expiring lease rates when effective.

Occupancy and Turnover Data	April 2023*	April 2022	1Q23	1Q22
Occupancy	95.4%	96.8%	95.3%	97.0%
Annualized Gross Turnover	43%	46%	44%	42%
Annualized Net Turnover	34%	38%	36%	36%
*Data as of April 26, 2023

Development Activity
During the quarter, lease-up was completed at Camden Atlantic in Plantation, FL. Additionally, leasing began at Camden NoDa in Charlotte, NC and leasing continued at Camden Tempe II in Phoenix, AZ.

Development Communities - Construction Ongoing ($ in millions)

		Total	Total	% Leased
Community Name	Location	Homes	Estimated Cost	as of 4/26/2023
Camden Tempe II	Tempe, AZ	397	$115.0	73%
Camden NoDa	Charlotte, NC	387	108.0	37%
Camden Durham	Durham, NC	420	145.0
Camden Village District	Raleigh, NC	369	138.0
Camden Woodmill Creek	The Woodlands, TX	189	75.0
Camden Long Meadow Farms	Richmond, TX	188	80.0
Total		1,950	$661.0

Liquidity Analysis
As of March 31, 2023, Camden had approximately $1.1 billion of liquidity comprised of approximately $20.4 million in cash and cash equivalents, and nearly $1.1 billion of availability under its unsecured credit facility. At quarter-end, the Company had $267.7 million left to fund under its existing wholly-owned development pipeline.

Earnings Guidance
Camden updated its earnings guidance for 2023 based on its current and expected views of the apartment market and general economic conditions, and provided guidance for second quarter 2023 as detailed below. Expected EPS excludes gains, if any, from future real estate transactions.

	2Q23	2023	2023 Midpoint
Per Diluted Share	Range	Range	Current	Prior	Change
EPS	$0.38 - $0.42	$1.57 - $1.81	$1.69	$1.68	$0.01
FFO	$1.66 - $1.70	$6.74 - $6.98	$6.86	$6.85	$0.01
Core FFO	$1.66 - $1.70	$6.74 - $6.98	$6.86

	2023
Updated Same Property Growth Guidance (1)	Range	Midpoint
Revenues	4.90% - 6.40%	5.65%
Expenses	6.35% - 7.35%	6.85%
NOI	3.75% - 6.25%	5.00%
(1) Revenue and expense guidance updated to 1) reflect our current expectations; and 2) adjust for the 2022 non-core amortization of net below market leases, severance charges, and casualty-related expenses previously included in operating results and impacting prior 2023 same store growth guidance.

Camden intends to update its earnings guidance to the market on a quarterly basis. Additional information on the Company’s 2023 financial outlook including key assumptions for same property growth and a reconciliation of expected EPS to expected FFO and expected Core FFO are included in the financial tables accompanying this press release.

Conference Call

Friday, April 28, 2023 at 10:00 AM CT
Domestic Dial-In Number: (888) 317-6003; International Dial-In Number: (412) 317-6061; Passcode: 6444051
Webcast: https://investors.camdenliving.com

The Company strongly encourages interested parties to join the call via webcast in order to view any associated videos, slide presentations, etc. The dial-in phone line will be reserved for accredited analysts and investors who plan to pose questions to Management during the Q&A session of the call.

Supplemental financial information is available in the Investors section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (713) 354-2787.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates, and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions at the time of this publication, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 500 Company, is a real estate company primarily engaged in the ownership, management, development, redevelopment, acquisition, and construction of multifamily apartment communities. Camden owns interests in and operates 172 properties containing 58,702 apartment homes across the United States. Upon completion of 6 properties currently under development, the Company’s portfolio will increase to 60,652 apartment homes in 178 properties. Camden has been recognized as one of the 100 Best Companies to Work For® by FORTUNE magazine for 16 consecutive years, most recently ranking #33. For additional information, please contact Camden’s Investor Relations Department at (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
OPERATING DATA

Property revenues (a)	$378,163	$311,359

Property expenses
Property operating and maintenance	85,285	70,437
Real estate taxes	49,396	39,873
Total property expenses	134,681	110,310

Non-property income
Fee and asset management	578	2,450
Interest and other income	62	2,131
Income/(loss) on deferred compensation plans	5,912	(7,497)
Total non-property income/(loss)	6,552	(2,916)

Other expenses
Property management	8,297	7,214
Fee and asset management	413	1,175
General and administrative	15,356	14,790
Interest	32,843	24,542
Depreciation and amortization	142,444	113,138
Expense/(benefit) on deferred compensation plans	5,912	(7,497)
Total other expenses	205,265	153,362

Gain on sale of operating property	—	36,372
Equity in income of joint ventures	—	3,048
Income from continuing operations before income taxes	44,769	84,191
Income tax expense	(1,150)	(590)
Net income	43,619	83,601
Less income allocated to non-controlling interests	(1,702)	(2,856)
Net income attributable to common shareholders	$41,917	$80,745

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$43,619	$83,601
Other comprehensive income
Reclassification of net loss on cash flow hedging activities, prior service cost and net loss on post retirement obligation	359	369
Comprehensive income	43,978	83,970
Less income allocated to non-controlling interests	(1,702)	(2,856)
Comprehensive income attributable to common shareholders	$42,276	$81,114

PER SHARE DATA

Total earnings per common share - basic	$0.39	$0.77
Total earnings per common share - diluted	0.39	0.76

Weighted average number of common shares outstanding:
Basic	108,568	105,336
Diluted	108,604	106,152

(a) We elected to combine lease and non-lease components and thus present rental revenue in a single line item in our consolidated statements of income and comprehensive income.  For the three months ended March 31, 2023, we recognized $378.2 million of property revenue which consisted of approximately $337.2 million of rental revenue and approximately $41.0 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. This compares to property revenue of $311.4 million recognized for the three months ended March 31, 2022, made up of approximately $277.0 million of rental revenue and approximately $34.4 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. Revenue related to utility rebilling to residents was $10.5 million and $8.3 million for the three months ended March 31, 2023 and 2022, respectively.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
FUNDS FROM OPERATIONS

Net income attributable to common shareholders	$41,917	$80,745
Real estate depreciation and amortization	139,387	110,537
Adjustments for unconsolidated joint ventures	—	2,709
Income allocated to non-controlling interests	1,702	2,856
Gain on sale of operating property	—	(36,372)
Funds from operations	$183,006	$160,475

Plus: Casualty-related expenses, net of (recoveries)	(42)	—
Plus: Severance	—	896
Plus: Legal costs and settlements	84	—
Less: Net below market lease amortization	—	(861)
Less: Miscellaneous (income)/expense (a)	—	(1,877)
Core funds from operations	$183,048	$158,633

Less: recurring capitalized expenditures (b)	(17,579)	(14,251)

Core adjusted funds from operations	$165,469	$144,382

PER SHARE DATA
Funds from operations - diluted	$1.66	$1.50
Core funds from operations - diluted	1.66	1.48
Core adjusted funds from operations - diluted	1.50	1.35
Distributions declared per common share	1.00	0.94

Weighted average number of common shares outstanding:
FFO/Core FFO/Core AFFO - diluted	110,201	107,025

PROPERTY DATA
Total operating properties (end of period) (c)	172	170
Total operating apartment homes in operating properties (end of period) (c)	58,702	58,055
Total operating apartment homes (weighted average)	58,837	50,935

(a) Activity relates to proceeds from an earn-out from a previously sold technology investment.

(b) Capital expenditures necessary to help preserve the value of and maintain the functionality at our communities.

(c) Includes joint ventures and properties held for sale, if any.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS
(In thousands)

(Unaudited)

	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
ASSETS
Real estate assets, at cost
Land	$1,722,881	$1,716,273	$1,706,396	$1,695,118	$1,343,209
Buildings and improvements	10,778,795	10,674,619	10,574,820	10,440,037	8,651,674
	12,501,676	12,390,892	12,281,216	12,135,155	9,994,883
Accumulated depreciation	(3,987,438)	(3,848,111)	(3,709,487)	(3,572,764)	(3,436,969)
Net operating real estate assets	8,514,238	8,542,781	8,571,729	8,562,391	6,557,914
Properties under development, including land	515,134	524,981	529,076	581,844	488,100
Investments in joint ventures	—	—	—	—	13,181
Total real estate assets	9,029,372	9,067,762	9,100,805	9,144,235	7,059,195
Accounts receivable – affiliates	12,121	13,364	13,258	13,258	13,258
Other assets, net (a)	226,394	229,371	231,645	249,865	254,763
Cash and cash equivalents	20,419	10,687	62,027	72,095	1,129,716
Restricted cash	6,863	6,751	6,390	6,563	5,778
Total assets	$9,295,169	$9,327,935	$9,414,125	$9,486,016	$8,462,710

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$3,232,682	$3,165,924	$3,173,198	$3,222,252	$3,671,309
Secured	515,134	514,989	514,843	514,698	—
Accounts payable and accrued expenses	191,468	211,370	212,558	195,070	169,973
Accrued real estate taxes	48,084	95,551	125,210	86,952	36,988
Distributions payable	110,444	103,628	103,620	103,621	100,880
Other liabilities (b)	193,804	179,552	176,334	186,143	197,021
Total liabilities	4,291,616	4,271,014	4,305,763	4,308,736	4,176,171

Equity
Common shares of beneficial interest	1,156	1,156	1,156	1,156	1,127
Additional paid-in capital	5,903,437	5,897,454	5,893,623	5,890,792	5,396,267
Distributions in excess of net income attributable to common shareholders	(648,457)	(581,532)	(525,127)	(452,865)	(848,074)
Treasury shares	(321,431)	(328,684)	(329,027)	(328,975)	(329,521)
Accumulated other comprehensive loss (c)	(1,415)	(1,774)	(2,632)	(3,001)	(3,370)
Total common equity	4,933,290	4,986,620	5,037,993	5,107,107	4,216,429
Non-controlling interests	70,263	70,301	70,369	70,173	70,110
Total equity	5,003,553	5,056,921	5,108,362	5,177,280	4,286,539
Total liabilities and equity	$9,295,169	$9,327,935	$9,414,125	$9,486,016	$8,462,710

(a) Includes net deferred charges of:	$7,710	$8,413	$8,961	$307	$693

(b) Includes deferred revenues of:	$1,348	$304	$331	$358	$384

(c) Represents the unrealized net loss and unamortized prior service costs on post retirement obligations, and unrealized net loss on cash flow hedging activities.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO

The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")), excluding depreciation and amortization related to real estate, gains (or losses) from the sale of certain real estate assets (depreciable real estate), impairments of certain real estate assets (depreciable real estate), gains or losses from change in control, and adjustments for unconsolidated joint ventures to reflect FFO on the same basis. Our calculation of diluted FFO also assumes conversion of all potentially dilutive securities, including certain non-controlling interests, which are convertible into common shares. We consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of depreciable real estate, and depreciation, FFO can assist in the comparison of the operating performance of a company’s real estate investments between periods or to different companies.

Core FFO

Core FFO represents FFO as further adjusted for items not considered part of our core business operations, such as casualty-related expenses, net of (recoveries), severance, legal costs, net below market lease amortization, and miscellaneous (income)/expense adjustments. We consider Core FFO to be a helpful supplemental measure of operating performance as it excludes not only depreciation expense of real estate assets, but it also excludes certain items which by their nature are not comparable period over period and therefore tends to obscure actual operating performance. Our definition of Core FFO may differ from other REITs, and there can be no assurance our basis for computing this measure is comparable to other REITs.

Core Adjusted FFO

In addition to FFO & Core FFO, we compute Core Adjusted FFO ("Core AFFO") as a supplemental measure of operating performance. Core AFFO is calculated utilizing Core FFO less recurring capital expenditures which are necessary to help preserve the value of and maintain the functionality at our communities. Our definition of recurring capital expenditures may differ from other REITs, and there can be no assurance our basis for computing this measure is comparable to other REITs. A reconciliation of FFO to Core FFO and Core AFFO is provided below:

	Three Months Ended March 31,
	2023	2022
Net income attributable to common shareholders	$41,917	$80,745
Real estate depreciation and amortization	139,387	110,537
Adjustments for unconsolidated joint ventures	—	2,709
Income allocated to non-controlling interests	1,702	2,856
Gain on sale of operating property	—	(36,372)
Funds from operations	$183,006	$160,475

Plus: Casualty-related expenses, net of (recoveries)	(42)	—
Plus: Severance	—	896
Plus: Legal costs and settlements	84	—
Less: Net below market lease amortization	—	(861)
Less: Miscellaneous (income)/expense (a)	—	(1,877)
Core funds from operations	$183,048	$158,633

Less: recurring capitalized expenditures	(17,579)	(14,251)

Core adjusted funds from operations	$165,469	$144,382

Weighted average number of common shares outstanding:
EPS diluted	108,604	106,152
FFO/Core FFO/ Core AFFO diluted	110,201	107,025
a) Activity relates to proceeds from an earn-out from a previously sold technology investment

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Reconciliation of FFO, Core FFO, and Core AFFO per share

	Three Months Ended March 31,
	2023	2022
Total Earnings Per Common Share - Diluted	$0.39	$0.76
Real estate depreciation and amortization	1.26	1.02
Adjustments for unconsolidated joint ventures	—	0.03
Income allocated to non-controlling interests	0.01	0.03
Gain on sale of operating property	—	(0.34)
FFO per common share - Diluted	$1.66	$1.50

Plus: Severance	—	0.01
Less: Net below market lease amortization	—	(0.01)
Less: Miscellaneous income/expense	—	(0.02)
Core FFO per common share - Diluted	$1.66	$1.48

Less: recurring capitalized expenditures	(0.16)	(0.13)

Core AFFO per common share - Diluted	$1.50	$1.35

Expected FFO & Core FFO

Expected FFO and Core FFO is calculated in a method consistent with historical FFO and Core FFO, and is considered appropriate supplemental measures of expected operating performance when compared to expected earnings per common share (EPS). Guidance excludes gains, if any, from real estate transactions not sold as of quarter close due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales. A reconciliation of the ranges provided for diluted EPS to expected FFO and expected Core FFO per diluted share is provided below:

	2Q23	Range	2023	Range
	Low	High	Low	High
Expected earnings per common share - diluted	$0.38	$0.42	$1.57	$1.81
Expected real estate depreciation and amortization	1.27	1.27	5.12	5.12
Expected income allocated to non-controlling interests	0.01	0.01	0.05	0.05
Expected FFO per share - diluted	$1.66	$1.70	$6.74	$6.98
Anticipated Adjustments to FFO	—	—	—	—
Expected Core FFO per share - diluted	$1.66	$1.70	$6.74	$6.98

Note: This table contains forward-looking statements. Please see paragraph regarding forward-looking statements earlier in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Net Operating Income (NOI)

NOI is defined by the Company as property revenue less property operating and maintenance expenses less real estate taxes. NOI is further detailed in the Components of Property NOI schedules on page 11 of the supplement. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. Our definition of NOI may differ from other REITs and there can be no assurance our basis for computing this measure is comparable to other REITs. A reconciliation of net income attributed to common shareholders to net operating income is provided below:

	Three months ended March 31,
	2023	2022
Net income	$43,619	$83,601
Less: Fee and asset management income	(578)	(2,450)
Less: Interest and other income	(62)	(2,131)
Less: Income/(loss) on deferred compensation plans	(5,912)	7,497
Plus: Property management expense	8,297	7,214
Plus: Fee and asset management expense	413	1,175
Plus: General and administrative expense	15,356	14,790
Plus: Interest expense	32,843	24,542
Plus: Depreciation and amortization expense	142,444	113,138
Plus: Expense/(benefit) on deferred compensation plans	5,912	(7,497)
Less: Gain on sale of operating property	—	(36,372)
Less: Equity in income of joint ventures	—	(3,048)
Plus: Income tax expense	1,150	590
NOI	$243,482	$201,049

"Same Property" Communities	$201,405	$186,398
Non-"Same Property" Communities	39,711	12,457
Development and Lease-Up Communities	852	—
Disposition/Other	1,514	2,194
NOI	$243,482	$201,049

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

EBITDAre and Adjusted EBITDAre

Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (“EBITDAre”) and Adjusted EBITDAre are supplemental measures of our financial performance. EBITDAre is calculated in accordance with the definition adopted by NAREIT as earnings before interest, taxes, depreciation and amortization plus or minus losses and gains on the disposition of depreciated property, including gains (losses) on change of control, plus impairment write-downs of depreciated property with adjustments to reflect the Company’s share of EBITDAre of unconsolidated joint ventures.

Adjusted EBITDAre represents EBITDAre as further adjusted for non-core items. Adjusted EBITDAre excludes equity in (income) loss of joint ventures, (gain) loss on land, and loss on early retirement of debt. The Company considers EBITDAre and Adjusted EBITDAre to be appropriate supplemental measures of operating performance to net income because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. Annualized Adjusted EBITDAre is Adjusted EBITDAre as reported for the period multiplied by 4 for quarter results. A reconciliation of net income to EBITDAre and adjusted EBITDAre is provided below:

	Three months ended March 31,
	2023	2022
Net income	$43,619	$83,601
Plus: Interest expense	32,843	24,542
Plus: Depreciation and amortization expense	142,444	113,138
Plus: Income tax expense	1,150	590
Less: Gain on sale of operating property	—	(36,372)
EBITDAre	$220,056	$185,499
Less: Equity in income of joint ventures	—	(3,048)
Adjusted EBITDAre	$220,056	$182,451
Annualized Adjusted EBITDAre	$880,224	$729,804

Net Debt to Annualized Adjusted EBITDAre

The Company believes Net Debt to Annualized Adjusted EBITDAre to be an appropriate supplemental measure of evaluating balance sheet leverage. Net Debt is defined by the Company as the average monthly balance of Total Debt during the period, less the average monthly balance of Cash and Cash Equivalents during the period. The following tables reconcile average Total debt to Net debt and computes the ratio to Adjusted EBITDAre for the following periods:

Net Debt:

	Average monthly balance for the
	Three months ended March 31,
	2023	2022
Unsecured notes payable	$3,269,763	$3,337,661
Secured notes payable	515,086	—
Total debt	3,784,849	3,337,661
Less: Cash and cash equivalents	(10,524)	(690,159)
Net debt	$3,774,325	$2,647,502

Net Debt to Annualized Adjusted EBITDAre:

	Three months ended March 31,
	2023	2022
Net debt	$3,774,325	$2,647,502
Annualized Adjusted EBITDAre	880,224	729,804
Net Debt to Annualized Adjusted EBITDAre	4.3x	3.6x